Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF Financial Corporation Repositions Balance Sheet

WAYZATA, MN, March 13, 2012 – TCF Financial Corporation (“TCF”) (NYSE: TCB) announced today that it has taken steps to reposition its balance sheet by prepaying $3.6 billion of long-term debt and selling $1.9 billion of mortgage-backed securities, which it anticipates will increase net interest margin and reduce interest rate risk.

“TCF’s strong capital and liquidity position created the opportunity for us to execute this transaction,” said William A. Cooper, Chairman and Chief Executive Officer.  “This balance sheet repositioning enables TCF to realize its true franchise value from its ongoing strategy of originating high-yielding, low-risk, secured loans and leases funded by a low-cost, core deposit base.”

TCF’s current asset growth strategy along with the outlook of the interest rate environment made it prudent for TCF to develop and execute a comprehensive balance sheet repositioning transaction.  A reliance on longer term, fixed-rate debt was appropriate for TCF’s previous strategy of growth in real estate assets with longer durations, such as residential and commercial real estate loans and mortgage-backed securities.  Given TCF’s current strategic focus on growth in nationally-oriented specialty finance assets with shorter durations and/or variable interest rates, a more flexible funding structure will significantly increase TCF’s ability to maximize net interest income and net interest margin going forward.

TCF’s long-term, fixed-rate debt was originated at market rates prior to the economic crisis.  At the time of the balance sheet repositioning, the interest rates on these borrowings were significantly above current market rates.  In addition, in late January 2012 the Federal Reserve forecast interest rates to remain at historically low levels through at least 2014.  As a result, this action better positions TCF for today’s interest rate outlook while reducing interest rate risk tied to longer duration, fixed-rate securities.

As part of the transaction TCF executed several actions aimed at better positioning its balance sheet:

Transaction Details

•    Deleveraged the balance sheet by selling $1.9 billion of 3.8 percent weighted average mortgage-backed securities resulting in a $77 million gain ($48 million after-tax).

•    Restructured $3.6 billion of 4.3 percent weighted average debt with a termination loss of $551 million ($341 million after-tax).

o    Replaced $2.1 billion of 4 percent weighted average fixed-rate, Federal Home Loan Bank advances with a mix of floating and fixed-rate borrowings with a current rate of .5 percent.

o    Terminated $1.5 billion of 4 percent weighted average fixed-rate repurchase agreement borrowings.

The actions above result in TCF recognizing a one-time, net after-tax charge of $293 million, or a loss of $1.85 per common share, recorded in the first quarter of 2012.

Future Impacts

•    Enhances TCF’s net interest margin and net interest income:

o    Net interest margin expected to increase by approximately 96 basis points on an annualized basis.

o    Net interest income expected to increase by approximately $74 million, pre-tax, on an annualized basis.

•    Improves funding optionality and interest rate risk:

o    Decreases TCF’s interest rate risk and mark-to-market risk profile.

o    Reduces TCF’s reliance on wholesale borrowings.

•    December 31, 2011 capital ratios remain strong, adjusted to reflect the after-tax impact of the transaction and assumes the full-period impact on average assets from the deleveraging:

o    Tier 1 leverage capital ratio of 8.45 percent.

o    Tier 1 common capital ratio of 9.84 percent (see “Reconciliation of GAAP to non-GAAP Measures”).

J.P. Morgan acted as lead financial advisor on the transaction. Barclays Capital acted as joint financial advisor on the transaction.

Conference Call Information

TCF will host a teleconference to discuss the content of this disclosure.  The teleconference will occur today, Tuesday March 13, 2012 at 10:00 a.m. CT.  If you would like to listen to TCF’s live teleconference, please dial (877) 245-6230.  The teleconference will also be webcast live on the Investor Relations section of TCF’s website, http://ir.tcfbank.com and will be archived for replay.  You may also access the replay by dialing (855) 859-2056 and enter conference ID #61179886.  Replay begins two hours after the call is completed and will be available through Wednesday, March 21.

Additional information regarding the transaction is available on the Investor Relations section of TCF’s website, http://ir.tcfbank.com.

About TCF Financial Corporation

TCF Financial Corporation is a Wayzata, Minnesota-based national bank holding company with $19 billion in total assets at December 31, 2011. TCF has over 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states. For more information about TCF, please visit www.tcfbank.com.

Safe Harbor for Forward-Looking Statements

Any statements contained in this release regarding the outlook for TCF’s businesses and their respective markets, such as projections of future earnings performance, statements of TCF’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on TCF’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause TCF’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this release. These factors include the factors discussed in Part I, Item 1A of TCF’s 2011 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Reconciliation of GAAP to non-GAAP Measures –

Total Tier 1 Common Capital Ratio (1)

($000s)

	Dec. 31, 2011	Adjusted
Total Tier 1 risk-based capital ratio:
Total tier 1 capital	$1,706,926	$1,413,427
Total risk-weighted assets	$13,475,330	$13,090,580
Total tier 1 risk-based capital ratio	12.67%	10.80%
Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,706,926	$1,413,427
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	10,494	10,494
Preferred stock	—	—
Total tier 1 common capital	1,581,432	1,287,933
Total risk-weighted assets	$13,475,330	$13,090,580
Total tier 1 common capital ratio	11.74%	9.84%

(1) In contrast to GAAP-basis measures, the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries.  Management reviews the total tier 1 common capital ratio as an on-going measure and has included this information because of current interest in the industry.  The methodology for calculating total tier 1 common capital may vary between companies.

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